UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 26, 2009
GLOBAL CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-30303	84-1522846
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1241 S. Parker Rd. #201, Denver, CO		80023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303)-369-5562

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 29, 2009, Global Clean Energy, Inc. (the “Company”) entered into an Assignment Agreement (the “Agreement”) with Phillip Azimov and Louis-Philippe Sénécal (collectively, the “Inventors”). Pursuant to the Agreement, the Inventors assigned any and all of the Inventors’ right, title and interests in and to a new hybrid gasification system for the production of synthetic gaseous fuels (the “Gasifier”) that the Inventors have developed according to parameters provided to them by the Company. As consideration for the assignment, the Company issued to the Inventors 1,000,000 restricted shares of the Company’s common stock, with each share having an agreed upon value of $1.00 per share, which will result in an increase in the Company’s asset base by $1,000,000.

The issuance was granted based on exemptions from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Agreement is attached herewith as Exhibit 10.1 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Effective April 30, 2009, John G. Grob announced his resignation as President and a Director of the Company. His resignation was for personal health reasons and does not arise from any disagreement on any matter related to the Company’s operations, policies or practices or the general direction of the Company.  The Company intends to retain Mr. Grob as a consultant to the Company for a period of twelve (12) months.

Effective April 30, 2009,  Dr. Earl Azimov resigned as Chairman of the Board of Directors of the Company (the “Board of Directors”) and was elected to replace Mr. Grob as President and Chief Executive Officer of the Company.

Effective April 30, 2009, the Company elected Mr. Gerald Enloe as Chairman of the Board of Directors.  Since 1991, Mr. Enloe, has served as President and CEO of Houston Industrial Materials Inc.  Mr. Enloe has 25 years of experience in the environmental remediation business.

Item 8.01	Other Events

On March 26, 2009, the Inventors filed a patent application with the United States Patent and Trademark Office for their proprietary hybrid gasification system for the production of the Gasifier. The Company intends to use the Gasifier in connection with its project with UK Coal plc and other municipalities in Canada and in the U.S., and in connection with its other business operations.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Assignment Agreement, dated April 29, 2009, by and among Phillip Azimov, Louis-Philippe Sénécal and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY, INC.

	By:	/s/ Kenneth S. Adessky
	Name:	Kenneth S. Adessky
	Title:	Chief Financial Officer
Principal Financial Officer
Date: May 12, 2009